Exhibit 99.2

ITC Holdings Corp. Announces Pricing of $500.0 Million Senior Notes Due 2022 and $500.0 Million Senior Notes Due 2027

NOVI, Mich., November 9, 2017— ITC Holdings Corp. (“ITC”), a subsidiary of Fortis Inc.  (TSX/NYSE:FTS), today announced that it has priced a previously announced private offering of $500.0 million aggregate principal amount of its 2.700% senior unsecured notes due 2022 (the “2022 notes”) and $500.0 million aggregate principal amount of its 3.350% senior unsecured notes due 2027 (the “2027 notes” and, together with the 2022 notes, the “notes”).  The offering is expected to close on November 14, 2017, subject to the satisfaction of customary closing conditions.

ITC intends to use the net proceeds from this offering to redeem in full $385.0 million aggregate principal amount of ITC’s 6.050% Senior Notes due January 31, 2018, and to pay the associated call premiums, to repay indebtedness outstanding under ITC’s term loan credit agreement, revolving credit agreement and commercial paper program, and for general corporate purposes.

The notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The initial issuance and sale of the notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction.  ITC has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to which ITC will either offer to exchange the notes for substantially similar registered notes or register the resale of the notes.  This press release does not and will not constitute an offer to sell any of the notes or the solicitation of an offer to buy any of the notes described herein or any other securities, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  This press release does not constitute a notice of redemption with respect to ITC’s 6.050% Senior Notes due January 31, 2018, intended to be redeemed with the net proceeds of the offering.

About ITC Holdings Corp.

ITC is the largest independent electricity transmission company in the United States. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, allow new generating resources to interconnect to its transmission systems and lower the overall cost of delivered energy. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission infrastructure in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, and in development in Wisconsin. These systems serve a combined peak load exceeding 26,000 megawatts along approximately 15,800 circuit miles of transmission line, supported by 660 employees and nearly 1,000 contractors across our expanding footprint. ITC’s grid development focus includes growth through regulated infrastructure investment as well as domestic and international expansion through merchant and other commercial development opportunities. For further information visit www.itc-holdings.com. ITC is a subsidiary of Fortis Inc. (TSX/NYSE:FTS), a leader in the North American regulated electric and gas utility industry. For further information visit www.fortisinc.com.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electric transmission industry based upon information currently available.  Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases.  These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the SEC from time to time.  There can be no assurance that the offering will be completed.  ITC assumes no obligation to update any forward-looking statements.

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Investor/Analyst contacts:

Nisha Chopra, 248-946-3596, nchopra@itctransco.com

Michael Daranyi, 248-946-3399, mdaranyi@itctransco.com

Media contact: Robert Doetsch, 248-946-3493, rdoetsch@itctransco.com

Source:  ITC Holdings Corp.